UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. “☐

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2017 Base Salary Adjustment and Target Bonus Opportunities for Certain Executive Officers

On July 31, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of NeoPhotonics Corporation (the “Company”) approved updated target bonus opportunities for 2017 for three of the Company’s “named executive officers” in the amounts set forth below.

Named Executive Officer	2017 Target Bonus Percentage(1)
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	60%
Dr. Wupen Yuen, Senior Vice President and General Manager	60%
Benjamin L. Sitler, Senior Vice President of Global Sales	60%

(1)     Target bonuses percentages are expressed as a percentage of 2017 base salary.

Each target bonus opportunity was established in connection with the Company’s 2017 performance bonus program, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 8, 2017.  It is expected that, in the first quarter of 2018, the Compensation Committee will review the Company’s fiscal year 2017 corporate performance, as well as applicable individual performance, to determine any actual bonus awards.

On July 31, 2017, the Compensation Committee also approved an increase in the base salary for Dr. Wupen Yuen, the Company’s Senior Vice President and General Manager, to $335,000, effective as of July 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Timothy S. Jenks
Timothy S. Jenks
President and Chief Executive Officer